Exhibit 10.252

EIGHTH LEASE AMENDMENT TO LEASE AGREEMENT

THIS EIGHTH LEASE AMENDMENT TO LEASE AGREEMENT (hereinafter referred to as the “Amendment”) is made as of the 24th day of September 2007, by and between DUKE REALTY LIMITED PARTNERSHIP, an Indiana limited partnership doing business in North Carolina as Duke Realty of Indiana Limited Partnership, successor by merger to Weeks Realty, L.P. (hereinafter referred to as “Landlord”) and PPD DEVELOPMENT LP, a Texas limited partnership and successor in interest to PPD Development, Inc. (hereinafter referred to as “Tenant”).

WITNESSETH:

WHEREAS, pursuant to a Lease Agreement dated June 26, 1998 by and between Landlord and Tenant, as amended by that certain First Amendment to Lease Agreement dated October 28, 1998, and as amended by that certain Second Lease Amendment to Lease Agreement dated October 1, 2002, and as amended by that certain Third Lease Amendment to Lease Agreement dated September 22, 2003, and as amended by that certain Fourth Lease Amendment to Lease Agreement dated March 31, 2005, and as amended by that certain Fifth Lease Amendment to Lease Agreement dated July 7, 2005, and as amended by that certain Sixth Lease Amendment to Lease Agreement dated December 30, 2005, and as amended by that certain Seventh Lease Amendment to Lease Agreement dated February 6, 2006 (the Lease Agreement, and all amendments thereto shall be referred to herein collectively as the “Lease”), Landlord leased to Tenant certain premises consisting of approximately 96,145 rentable square feet (the “Original Premises”) in a building located on certain land (the “Land”) which had been provided the address of 4023 Paramount Parkway, but is now known as 3900 South Paramount Parkway, Morrisville, Wake County, North Carolina 27560, all as more particularly described in the Lease; and

WHEREAS, Landlord and Tenant desire to expand the Original Premises by approximately 9,427 rentable square feet labeled “Additional Space” on Amended Exhibit A (“Additional Space”); and

WHEREAS, Landlord and Tenant desire to amend certain provisions of the Lease to reflect such expansion and any other changes to the Lease;

NOW, THEREFORE, in consideration of the foregoing premises, the mutual covenants herein contained and each act performed hereunder by the parties, Landlord and Tenant hereby enter into this Amendment.

1. Incorporation of Recitals and Definitions. The above recitals are hereby incorporated into this Amendment as if fully set forth herein. All capitalized terms used herein but undefined shall have the meaning as defined in the Lease.

2. Amendment of Article 1. Premises and Term. Commencing November 9, 2007, (the “Effective Date”) the following paragraphs of Article 1 of the Lease are hereby amended as follows:

(a) Premises. As of the Effective Date, subparagraph (a) of Article 1 of the Lease is hereby amended to provide that Tenant shall lease the Original Premises and the Additional Space which together shall consist of 105,572 rentable square feet of space and which space shall hereinafter collectively be referred to as the “Premises”.

(b) Term. Subparagraph (b) of Article 1 of the Lease is hereby modified to reflect that the term of the Additional Space shall commence on the Effective Date, and shall expire on November 8, 2013 (the “Expansion Term”) which shall be coterminous with the existing Lease Term.

3. Base Rent, Operating Expenses and Security Deposit.

(a) Original Premises. Base Rent, Additional Rent and operating expenses for the Original Premises shall continue to be due and payable as provided in the Lease. Base Rent for the Original Premises shall continue to be subject to increases as provided in the Lease through November 8, 2013. Tenant’s proportionate share of Taxes (as defined in Article 2(b) of the Lease, hereinafter “Taxes”) and Operating Expenses for the Original Premises shall continue to be due and payable as provided in the Lease.

(b) Base Rent. As of the Effective Date, paragraph 2(a) of the Lease is amended by adding the following:

“Additional Space. Tenant shall pay to Landlord the Base Rent for the Additional Space as follows:

Monthly
11/09/2007 – 03/08/2008	$0.00(1)
03/09/2008 – 11/08/2008	$15,507.42 (2)
11/09/2008 – 11/08/2013	Adjusted as set forth below

(1)	represents four (4) months
(2)	represents eight (8) months

On November 9, 2008 (the “Rent Adjustment Date”), Tenant’s Base Rent for the Additional Space shall be adjusted to the lesser of (i) an amount equal to one hundred three percent (103%) of the Base Rent per square foot for the twelve (12) month period immediately preceding the Rent Adjustment Date, or (ii) the then current Market Rent (as defined in the Lease) and taking into account the readjustment of the operating expenses as set out in Paragraph 2(b)(ii) of the Lease, as amended; provided, however, that in no event shall the Base Rent per square foot, as adjusted, be less than Tenant’s then current rent. Beginning on November 9, 2009, Tenant’s Base Rent, as determined above, will be increased by three percent (3%) for each successive twelve (12) month period through the expiration of the current Lease term.”

4. As of the Effective Date, Paragraph 2(b) of the Lease is amended by adding the following:

“Operating Expenses. Tenant’s proportionate share of Taxes and Operating Expenses for the Additional Space shall be 7.9% and shall be calculated in accordance with paragraph 2(b)(ii) of the Lease.”

5. Additional Space. Tenant has personally inspected the Additional Space and accepts the same “AS IS” without representation or warranty by Landlord of any kind and without any obligation on the part of Landlord to construct any tenant improvements.

6. Severability. In the event any term, covenant or condition of this Amendment, the Lease, or any amendments thereto shall to any extent be invalid or unenforceable, the remainder shall not be affected thereby and each term, covenant or condition shall be valid and enforceable to the full extent permitted by law.

7. Successors and Assigns. This Amendment shall apply to, inure to the benefit of, and be binding upon the parties hereto and upon their respective heirs, legal representatives, successors and permitted assigns, except as otherwise provided herein.

8. Authority of Tenant. Tenant certifies to Landlord that it is authorized to enter into this Amendment, and that those persons signing below on its behalf are authorized to do so, and shall promptly upon the request of Landlord provide a resolution to this effect.

9. Interpretation. Although the printed provisions of this Amendment were drafted by Landlord, such fact shall not cause this Amendment to be construed either for or against Landlord or Tenant. All capitalized terms, not otherwise defined, shall be defined as provided in the Lease.

10. Full Force and Effect. Except as modified hereby, the Lease remains unmodified and in full force and effect.

11. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of North Carolina.

12. Mutual Acknowledgment of Non-Existence of Claims. Landlord and Tenant acknowledge and agree that as of the day hereof there are no known claims by either party against the other party hereto arising from the relationship as Landlord and Tenant, respectively, pursuant to the Lease, as amended.

13. Confidentiality. Except as otherwise required by law to be disclosed by Tenant, the terms and provisions of the Lease and this Amendment are strictly confidential, are to be shared by Tenant only with its accountant, employees, and attorneys, and each of those parties shall be advised of the confidential nature of the lease and this Amendment.

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed on the day and year first written above.

LANDLORD:

DUKE REALTY LIMITED PARTNERSHIP, an Indiana limited partnership doing business in North Carolina as Duke Realty of Indiana Limited Partnership

	By:		Duke Realty Corporation, an Indiana Corporation, its general partner

		By:	/s/ Jeffrey B. Sheehan
Jeffrey B. Sheehan
Senior Vice President, Raleigh Operations

TENANT:

:	PPD DEVELOPMENT LP, a Texas limited partnership

:
By: PPD GP, LLC, a Delaware limited liability
company, its General Partner

	By:		/s/ William J. Sharbaugh
	Printed:		William J. Sharbaugh
	Title:		Chief Operating Officer

Guarantor hereby executes this Amendment to evidence its consent to Tenant’s leasing of the Additional Space and to ratify that the Guaranty shall apply to the Additional Space as well as to the Original Premises.

WITNESS:	GUARANTOR:

PHARMACEUTICAL PRODUCT DEVELOPMENT, INC., a North Carolina corporation

	By:		/s/ William J. Sharbaugh
Print Name:	Name:		William J. Sharbaugh
	Title:		Chief Operating Officer

END OF EXECUTION SIGNATURES